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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

     We have issued our report dated February 6, 2003 accompanying the consolidated financial statements and schedules included in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Forms S-3 (File No. 333-100819, 333-84210, 333-97945, 333-63619, File No. 33-63687, File No.
33-63955, File No. 33-15264 and File No. 33-55111).

                                               /s/   GRANT THORNTON LLP

Washington, D.C.
March 26, 2003

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